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                                                                    EXHIBIT 99


                                    PRESS RELEASE



The mission and purpose of establishing the Towne Bank, a locally owned community bank, has been achieved with $22 million in assets. Offices in Perrysburg and Sylvania serve small and middle market businesses, agricultural, professional, retail and individual customers. Looking to the future and the year 2000, Jerome Bechstein and Lois Brigham have resigned their positions as officers of the Bank, but will continue active participation as Board Members.

Chairman John Weinert, as one of the originators of the Bank, stated that without the effort and time spent by Jerome Bechstein and Lois Brigham, the capitalization of the Bank could not have been possible. The capital was raised by personal contact which resulted in a shareholder base of over 700 people.

Chairman Weinert announced that Nelson Hagerty will be the interim Chief Executive Officers. Mr. Hagerty has 40 years of experience and has produced very positive results in similar situations.